EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Heckmann Corporation Reports Second Quarter 2009 Financial Results

Pursued and Closed U.S.-based Asset Transactions to Strengthen and Diversify Water Interests;

Continued to Execute on Business Opportunities Associated with Beverage Bottling in China;

Approved a 20 Million Share Buyback and Extended Warrant Buyback Program Already In Place

Palm Desert, CA — August 10, 2009 — Heckmann Corporation of Palm Desert, California (NYSE: HEK, HEK.U, HEK.WS) today announced financial results for the second quarter ended June 30, 2009. The results for the second quarter reflect principally the operating results of the Company’s subsidiary China Water and Drinks, Inc. (“China Water”), which was acquired by Heckmann Corporation on October 30, 2008.

Second Quarter 2009 Financial Results

For the second quarter of 2009, Heckmann Corporation’s net sales were $8.3 million, and the net loss for the second quarter was ($3.2 million), or ($0.03) per share. Adjusted EBITDA for the second quarter of 2009 was $100,000.

Total operating expenses for the second quarter of 2009 were $6.6 million. General and administrative expenses of $5.5 million included approximately $1.7 million of stock-based compensation expense and $1.2 million of amortization expense. Also included in operating income for the second quarter was approximately $800,000 in expenses for administrative matters and capacity reorganization associated with China Water operations.

Business Highlights

Pursued and Closed U.S.-based Asset Transactions to Strengthen and Diversify Water Interests

•	Purchased approximately 7% of the equity of Underground Solutions, Inc., a water infrastructure and pipeline company located in Poway, California (May 6, 2009).

•

Closed the acquisition all of the assets of three Texas-based companies (Charis Partners, LLC, Greer Exploration Corporation, and Silversword partnerships) that operate an intermodal saltwater disposal, treatment and pipeline transportation business in Texas and Louisiana (July 1, 2009).

Heckmann Corporation

¡	Now operating as wholly-owned subsidiary Heckmann Water Resources Corporation.

¡	All necessary and requisite approvals for pipeline construction and operations have been obtained.

¡	Construction and installation of a 40-mile saltwater and frac fluid disposal pipeline is underway and expected to be completed by year-end 2009.

Continued to Execute on Business Opportunities Associated with Beverage Bottling in China

•	Continued renovation and installation of facility in Xi’an, Shaanxi Province.

¡	Facility to commence operations during the fourth quarter of 2009.

¡	New long-term contracts for bottled water and non-carbonated drink servicing established.

•	Key hires were made to strengthen the financial team and improve financial reporting systems at the Company’s China-based operations.

¡	New China Water VP of Finance Dominic Tang.

¡	New Manager of Internal Audit Stephen Wan.

¡	New PRC Finance Director Alex Wang.

¡	Engaged China-based consulting firm for the installation of internal controls to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act (SOX).

Implemented Actions to Improve Capital Structure and Resources

•	Extended the Company’s warrant buy-back plan through December 2010.

¡	Approximately 12% of public warrants have been acquired to date.

•	Also authorized a share repurchase program of up to 20 million shares of the Company’s outstanding common stock through December 2010.

•	Continued the share cancellation and recovery plan for 15.5 million common shares and 1.5 million underlying warrants that were issued to former China Water management and insiders.

¡	Entered into a Settlement and Release Agreement with China Water’s former chief executive resulting in the cancellation of 3,361,000 shares (July 18, 2009).

•	Maintained a debt-free balance sheet as of June 30, 2009 with cash and cash equivalents, investments and marketable securities totaling $298 million.

Mr. Richard J. Heckmann, Chairman and CEO of Heckmann Corporation, stated, “We have successfully closed both of our pending diversified water business transactions and are currently in the process of installing a 40-mile pipeline that will serve customers seeking to dispose of saltwater and frac fluid generated in oil and gas operations. Once this pipeline is operational by year-end, we expect a substantial contribution to revenue and earnings from our new subsidiary Heckmann Water Resources Corporation next year.

Heckmann Corporation

“We also made significant progress during the second quarter on our China business strategy,” Mr. Heckmann continued. “Renovation and installation of our bottled water and non-carbonated drink facility in Xi’an is nearing completion, which will significantly improve our capacity and utilization metrics as we service major contracts like Coca-Cola China as well as other recently established bottling and servicing contracts.

“We also bolstered the management team and continued optimizing the financial reporting structure in China as we prepare to fully participate in the growth and expansion that experts and economists are predicting for that region over the long term. At the same time, we recovered a portion of shares and warrants issued to former China Water insiders and are confident that we will fully execute this plan in due course. We expect to obtain a final determination on the purchase price allocation for our China Water acquisition during the current quarter. Our cash and investment balance remained essentially unchanged for the second quarter, and we maintained a strong balance sheet that holds approximately $298 million in cash and investments as of June 30 — ample resources to pursue our acquisition objectives, continue the optimization of current assets and maximize opportunities in our businesses as they unfold,” Mr. Heckmann concluded.

Share Cancellation Plan and Purchase Accounting

During the first quarter of 2009, the Company recorded a purchase accounting adjustment of approximately $100.0 million to reflect approximately 12.0 million shares of Company common stock previously issued in connection with its acquisition of China Water that were and remain subject to cancellation (although the Company intends to cancel a total of approximately 15.5 million shares of common stock issued in connection with the merger, the purchase price adjustment is only affected by the cancellation of 12.0 million shares because the remaining 3.5 million shares subject to cancellation were originally excluded from the purchase price as escrowed contingently returnable shares). The Company expects to finalize its purchase price allocation and goodwill impairment analysis during the third quarter of fiscal 2009. Further adjustments to the estimated goodwill impairment charge could result when the goodwill impairment analysis is completed.

Heckmann Corporation

Conference Call Details

The Company will conduct a conference call at 1:30 p.m. PT (4:30 p.m. ET) today. To participate on the conference call, please dial 877-941-4774 or 480-629-9760 and reference conference ID 4134686.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until August 17, 2009. The audio replay can be accessed by dialing 800-406-7325 or 303-590-3030 and entering access ID number 4134686.

About Heckmann Corporation

Heckmann Corporation (NYSE: HEK) is a holding company that was created to make investments in attractive businesses. The Company completed its first investment, the acquisition of China Water in October 2008, now operating as wholly-owned subsidiary, China Water & Drinks, Inc. On July 1, 2009, the Company completed its second investment, the purchase of an intermodal water disposal, treatment, and pipeline transportation business in Texas, now operating as wholly-owned subsidiary, Heckmann Water Resources Corporation. The Company also makes strategic minority interest investments, such as its recent investment in Underground Solutions, Inc. (OTC: UGSI).

Interested stockholders and investors can access additional information about Heckmann on the Company’s web site at www.heckmanncorp.com, and in documents filed with the U.S. Securities and Exchange Commission, on the SEC’s web site at www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or

Heckmann Corporation

implied by this press release. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s filings with the Securities and Exchange Commission and available at www.sec.gov as well as the Company’s website at www.heckmanncorp.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The equity buy-back plan discussed in this press release could result in holders selling shares of common stock or warrants back to the Company at prices that are lower or higher than later market prices, the price that holders receive for their common stock or warrants in any sale of the Company as a whole, or the price at which future shares of common stock or warrants are sold by the Company.

Investor Relations Contact:

Kristen McNally

The Piacente Group, Inc.

Tel. +1 212 481 2050

heckmann@tpg-ir.com

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Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$197,103	$281,683
Restricted cash	2,000	—
Certificates of deposit	10,050	10,000
Marketable securities	17,440	—
Accounts receivable, net of allowance of $12,617 at June 30, 2009 and $10,601 at December 31, 2008, respectively	31,063	26,460
Inventories, net	7,762	2,241
Prepaid expenses and other receivables	10,246	10,390
Due from related party	1,732	1,381
Income tax receivable	969	969
Other current assets	—	544

Total current assets	278,365	333,668
Property, plant and equipment, net	22,130	15,901
Marketable securities	64,326	38,717
Deposits for acquisitions	5,867	16,608
Investment in unconsolidated equity investee	13,295	12,964
Investment in UGSI	6,801	—
Intangible assets, net	27,905	29,879
Goodwill	41,334	315,018
Other	343	338

TOTAL ASSETS	$460,366	$763,093

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$12,134	$9,550
Deferred revenue	1,301	1,209
Accrued expenses	2,937	2,208
Current portion of long term debt	—	36
Income taxes payable	1,349	440
Due to related parties	—	963

Heckmann Corporation

Deferred income taxes	77	77

Total current liabilities	17,798	14,483
Acquisition consideration payable	1,910	1,910
Long-term debt, less current portion	—	96

TOTAL LIABILITIES	19,708	16,489
Equity:
Shareholders’ equity of the Company:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 500,000,000 and 250,000,000 shares authorized at June 30, 2009 and December 31, 2008, respectively, 126,867,163 shares issued and 110,335,073 outstanding at June 30, 2009, respectively, 126,606,323 shares issued and 110,074,233 shares outstanding at December 31, 2008, respectively	126	126
Additional paid-in capital	658,597	757,720
Purchased warrants	(4,810)	(405)
Treasury stock	(14,000)	—
Accumulated deficit	(203,243)	(13,771)
Accumulated other comprehensive income	316	89

Total shareholders’ equity of the Company	436,986	743,759

Noncontrolling interest	3,672	2,845

TOTAL EQUITY	440,658	746,604

TOTAL LIABILITIES AND EQUITY	$460,366	$763,093

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$8,277	$—	$16,080	$—
Cost of goods sold	6,236	—	11,427	—

Gross profit	2,041	—	4,653	—
Operating expenses:
Selling and marketing expenses	1,020	—	1,427	—
General and administrative expenses	5,534	405	10,924	788
Goodwill impairment	—	—	184,000	—

Total operating expenses	6,554	405	196,351	788

Loss from operations	(4,513)	(405)	(191,698)	(788)
Interest income, net	972	2,756	2,185	6,847
Income from equity method investment	364	—	335	—
Other, net	75	—	281	—

(Loss) income before income taxes	(3,102)	2,351	(188,897)	6,059
Income tax expense	(52)	(853)	(420)	(2,364)

Net (loss) income	(3,154)	1,498	(189,317)	3,695
Less: Net income attributable to the noncontrolling interest	(18)	—	(155)	—

Net (loss) income attributable to the Company	(3,172)	1,498	(189,472)	3,695
Deferred interest income, net of taxes, attributable to common stock subject to possible redemption	—	24	—	88

Net (loss) income attributable to common stockholders	$(3,172)	$1,522	$(189,472)	$3,783

(Loss) earnings per share—basic and diluted
(Loss) income attributable to the Company’s common shareholders:
Basic and diluted	$(0.03)	$0.02	$(1.72)	$0.06

Weighted average number of shares outstanding, basic and diluted	110,223,277	67,646,800	110,149,587	67,646,800

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Adjusted EBITDA for the Three Months Ended June 30, 2009

(in millions)

Pretax income	$(3.1)
Less: Interest income	(1.0)
Add:
Depreciation	0.5
Amortization	1.2
Stock based compensation	1.7
Carboy rebates	0.3
Production interruption	0.3
Start-up expenses	0.2

Adjusted EBITDA	$0.1

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